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                                                            Exhibit 10(a)

                                  Law Offices
                          Drinker Biddle & Reath LLP
                      Philadelphia National Bank Building
                             1345 Chestnut Street
                          Philadelphia, PA 19107-3496
                          Telephone:  (215) 988-2700
                             Fax:  (215) 988-2757


                              September 15, 1998


The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway, Suite 100
Wilmington, DE 19809


     RE: SHARES REGISTERED BY POST-EFFECTIVE AMENDMENT NO. 59 TO REGISTRATION STATEMENT ON FORM N-1A (FILE NO. 33-20827)
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Ladies and Gentlemen:

     We have acted as counsel to The RBB Fund, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 59 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"). The Board of Directors of the Company has authorized 100,000,000 shares of Class MMM Common Stock, $.001 par value per share, to be issued and sold by the Company (collectively, the "Shares"). Class MMM constitutes Shares of the new n/i Small Cap Value Fund. The Amendment seeks to register an indefinite number of Shares.

     We have reviewed the Company's Certificate of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate.
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The RBB Fund, Inc.
September 15, 1998
Page 2

This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

     We assume that, prior to the effectiveness of the Amendment under the 1933 Act, the Company will have filed with the Maryland Department of Assessments and Taxation all necessary documents (the "Documents") to authorize, classify and establish the Shares.

     Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company's Prospectus offering the Shares and in accordance with the Company's Articles of Incorporation and the Documents for not less than $.001 per share, will be legally issued, fully paid and non-assessable by the Company.

     We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 59 to the Company's Registration Statement.


                              Very truly yours,


                              /s/ Drinker Biddle & Reath  LLP
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                              DRINKER BIDDLE & REATH LLP